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                                                                    EXHIBIT 23.3

                            DEGOLYER AND MACNAUGHTON
                        4925 GREENVILLE AVENUE, SUITE 400
                                ONE ENERGY SQUARE
                               DALLAS, TEXAS 75206



                                  March 8, 2002






EOG Resources, Inc.
333 Clay Street, Suite 4200
Houston, Texas 77002


Gentlemen:

         In connection with the Registration Statement on Form S-8 (the Registration Statement), to be filed with the Securities and Exchange Commission on or about March 8, 2002, by EOG Resources, Inc. (the Company), DeGolyer and MacNaughton hereby consents to the incorporation in said Registration Statement of the references to our firm and to the opinions delivered to the Company regarding our comparison of estimates prepared by us with those furnished to us by the Company of the proved oil, condensate, natural gas liquids, and natural gas reserves of certain selected properties owned by the Company. The opinions are contained in our letter reports dated, February 8, 2000, February 8, 2001, and January 25, 2002, for estimates as of December 31, 1999, December 31, 2000, and December 31, 2001, respectively. The opinions are referred to in the section "Supplemental Information to Consolidated Financial Statements--Oil and Gas Producing Activities" in the Company's Current Report on Form 8-K dated February 27, 2002, to be filed with the Securities and Exchange Commission (the "Form 8-K"). DeGolyer and MacNaughton also consents to the inclusion of our letter report, dated January 25, 2002, addressed to the Company, as Exhibit (23.2) to the Company's Form 8-K.

                                       Very truly yours,


                                       /s/ DEGOLYER AND MACNAUGHTON

                                       DeGOLYER and MacNAUGHTON